10f-3 REPORT

        CONSULTING GROUP CAPITAL MARKETS FUNDS:
                 BALANCED INVESTMENTS
         MANAGED BY: SEIX INVESTMENTS ADVISORS

          February 1, 2000 through April 30, 2000

                    Trade                                   % of
Issuer              Date    Selling Dealer Amount   Price   Issue(1)

GSMSC 2000 1A       4/25/00 Goldman Sachs  $275,000 $100.00 0.08%
 5.232% due 3/15/23

(1) Represents purchases by all affiliated funds; may not exceed
25% of the principal amount of the offering.


                     10f-3 REPORT

        CONSULTING GROUP CAPITAL MARKETS FUNDS:
         MULTI-SECTOR FIXED INCOME INVESTMENTS
      MANAGED BY: ALLIANCE CAPITAL MANAGEMENT CORP.

        February 1, 2000 through April 30, 2000

                          Trade                                   % of
Issuer                    Date    Selling Dealer Amount   Price   Issue(1)

Level 3 Communications    2/24/00 Goldman Sachs  $300,000 $100.00 0.23%A
 Notes 11.00% due 3/15/08

(1) Represents purchases by all affiliated funds; may not exceed
25% of the principal amount of the offering.

A - Includes purchases of $2,000,000 by other SB Mutual Funds.


                     10f-3 REPORT

        CONSULTING GROUP CAPITAL MARKETS FUNDS:
         MULTI-SECTOR FIXED INCOME INVESTMENTS
      MANAGED BY: ALLIANCE CAPITAL MANAGEMENT CORP.

           May 1, 2000 through July 30, 2000

                    Trade                                      % of
Issuer              Date    Selling Dealer    Amount   Price   Issue(1)

MGM Grand           5/22/00 Bank of America   $175,000 $98.763 0.31%A
 9.750% due 6/1/07
Flextronics Int'l   6/26/00 Morgan Stanley DW 175,000  99.220  0.37B
 9.875% due 7/1/10
Exodus Comm.        6/28/00 Goldman Sachs     225,000  100.000 0.45C
 11.625%
Mandalay Resorts    7/19/00 Merrill Lynch     200,000  100.000 0.73D
 10.250% due 8/1/07

(1) Represents purchases by all affiliated funds; may not exceed
25% of the principal amount of the offering.

A - Includes purchases of $2,000,000 by other SB Mutual Funds. B - Includes purchases of $1,500,000 by other SB Mutual Funds. C - Includes purchases of $2,500,000 by other SB Mutual Funds. D - Includes purchases of $2,000,000 by other SB Mutual Funds.